Exhibit 99.1

Surgery Partners Announces Appointment of Thomas Cowhey as Chief Financial Officer

NASHVILLE, Tenn., March 12, 2018 — Surgery Partners, Inc. (NASDAQ:SGRY) (the “Company”), a leading healthcare services company, today announced that Thomas Cowhey has been appointed Chief Financial Officer, effective April 2, 2018. Mr. Cowhey has more than 20 years of experience in a range of financial, operating and strategic roles in the healthcare services sector, most recently having served as Chief Financial Officer, Institution Business portfolio at Aetna, Inc. With Mr. Cowhey’s appointment, R. David Kretschmer, Surgery Partners’ Chief Strategy and Transformation Officer will relinquish his additional responsibilities as interim CFO.

“We are excited to add Tom to our leadership team as he is a disciplined and strategic financial executive with a proven history of driving long-term growth. His strong financial expertise and operational experience across corporate finance, risk management, M&A, and business operations will position him well to support our next phase of development,” stated Chief Executive Officer Wayne DeVeydt. “This announcement is yet another significant milestone as we strengthen our organization to execute on our business strategy and to better serve the patients, payors, and providers who count on us every day. It is an exciting time at Surgery Partners, and we expect 2018 will be a transformative year for our company.”

Mr. Cowhey joins Surgery Partners from Aetna, Inc, where he most recently served as the Chief Financial Officer of Aetna’s Institution Business portfolio. In this role, Mr. Cowhey was responsible for a book of business that included National Accounts employer products, Group Commercial insured and self-insured products, government-sponsored products, individual Consumer products and Specialty business. From 2010 to 2018, Mr. Cowhey held many responsibilities, including treasury and corporate finance, corporate strategy and development, and financial responsibility for Aetna’s Consumer Health and Services portfolio. Prior to his time at Aetna, Mr. Cowhey held a variety of financial management and banking roles.

Mr. Cowhey commented, “I am honored to have the opportunity to join one of the largest companies in the surgical services space and work with the team to drive future growth and performance of the organization. I look forward to leveraging my experience during this important time for the organization while striving to maintain the high standard of excellence that Surgery Partners has established across all of our various stakeholders.”

About Surgery Partners, Inc.

Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 32 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities.

Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  These forward-looking statements address various matters including, among other things, our executive appointments and leadership transition.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, statements and expectations regarding the Company’s ability to achieve our goals in 2018 and beyond and the risks identified under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.  We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation.  You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this presentation speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.  Our business is subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investors:

FTI Consulting

(615) 234-8940

IR@surgerypartners.com

Media:

FTI Consulting

212-850-5622

surgerypartners@fticonsulting.com